Exhibit 10.20

                       SUPPLEMENT TO AMENDED AND RESTATED
                          INVESTOR RELATIONS AGREEMENT


         This supplement to the Amended and Restated Investor Relations Agreement ("Supple-ment") supplements that certain Amended and Restated Investor Relations Agreement effective July 6, 2004, by and between Health System Solutions, Inc. (the "Company") and American Capital Ventures, Inc.

          1. Ownership of Shares of Common Stock. Effective as of the date of the Amended and Restated Investor Relations Agreement, the 225,000 shares of common stock of the Company (the "Shares") shall be deemed issued to American Capital Ventures, Inc. for purposes of beneficial ownership and voting control. Both parties hereto represent and acknowledge that the Shares were issued as of July 6, 2004, certifi-cates for the Shares were duly issued by the transfer agent for the Company and that the Shares have been reflected as outstanding on all stockholder lists produced by the transfer agent from and after such date.

          2. Effectiveness of Amended and Restated Investor Relations Agreement. All terms and conditions provided in the Amended and Restated Investor Relations Agreement not otherwise amended herein shall remain in full force and effect as provided in the Amended and Restated Investor Relations Agreement.

         IN WITNESS WHEREOF, this Supplement has been duly executed on January 20, 2005.

HEALTH SYSTEMS SOLUTIONS, INC.           AMERICAN CAPITAL VENTURES, INC.


By: /s/ Brian Milvain                    By: /s/ Howard Gosfrand
    -----------------                        -----------------------------------
Its:  President                          Its:  President